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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 — Unregistered Sales of Equity Securities
Information responsive to this item is included under Item 8.01 below and is incorporated herein by reference.
Item 7.01 — Regulation FD Dislcosure
On December 20, 2012, EZCORP issued a press release announcing the completion of the Go Cash acquisition described in Item 8.01 below, as well as an increase in its investment in Cash Converters International Limited and the completion of an acquisition of 12 pawn stores in Arizona. A copy of that press release is furnished as Exhibit 99.1 to this report.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.
Item 8.01 — Other Events
On December 20, 2012, EZCORP, Inc. and its wholly-owned subsidiary, EZCORP Online, Inc. (collectively, “EZCORP”), completed the purchase of substantially all the assets of Go Cash, LLC and certain of its affiliates (collectively, “Go Cash”) related to Go Cash’s online lending business (www.gocash.com). The purchase was made pursuant to an Asset Purchase Agreement, dated November 20, 2012 (the “Acquisition Agreement”) between EZCORP and Go Cash. A copy of the Acquisition Agreement is filed as Exhibit 10.1 to this report, and a subsequent amendment thereto is filed as Exhibit 10.2.
The purchase price for such acquisition consists of an initial payment of $27 million (which was paid at the closing) and guaranteed supplemental payments of $11 million payable on November 10, 2013, $6 million payable on November 10, 2014 and $6 million payable on November 10, 2015. In addition, within a specified period after the end of each of the first four years following the closing, EZCORP will make a contingent supplemental payment equal to the difference between (a) the adjusted net income for such year of the “Post-Closing Business Unit” (which will include all of EZCORP’s online consumer lending business), multiplied by 6.0, and (b) all consideration payments theretofore actually paid.
Each payment may be made, in EZCORP’s sole discretion, in cash or in the form of shares of EZCORP Class A Non-Voting Common Stock (the “EZCORP Stock”). In the case of a payment to be made in the form of EZCORP Stock, the number of shares to be issued will be determined on the basis of the average closing price of the EZCORP Stock on the NASDAQ Stock Market for the ten trading days prior to the issuance.
EZCORP elected to pay the initial payment by issuing 1,400,198 shares of EZCORP Stock valued at $19.283 per share (the average closing price of the EZCORP Stock from December 6, 2012 through December 19, 2012). Those shares were issued to one of the sellers and its affiliate, each of which was an accredited investment, in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. EZCORP is obligated to file, on or before January 9, 2013, a Registration Statement on Form S-3 registering the resale of those shares.
Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

10.1
Asset Purchase Agreement, dated November 20, 2012, by and among EZCORP, Inc. and EZCORP Online, Inc., as purchasers, and Go Cash, LLC and certain of its affiliates, as sellers (the “Asset Purchase Agreement”)

10.2	Amendment to Asset Purchase Agreement, dated December 12, 2012
99.1	Press Release, dated December 20, 2012, issued by EZCORP, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: December 20, 2012	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Asset Purchase Agreement, dated November 20, 2012, by and among EZCORP, Inc. and EZCORP Online, Inc., as purchasers, and Go Cash, LLC and certain of its affiliates, as sellers (the “Asset Purchase Agreement”)

10.2	Amendment to Asset Purchase Agreement, dated December 12, 2012
99.1	Press Release, dated December 20, 2012, issued by EZCORP, Inc.

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